MLCC MORTGAGE INVESTORS, INC.

                                     and

                       MERRILL LYNCH CREDIT CORPORATION

              ML Revolving Equity Loan Asset Backed Certificates


                            UNDERWRITING AGREEMENT
                            ----------------------

                                        ____________, 199_

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
World Financial Center
North Tower
New York, New York 10281

Dear Sirs:

     MLCC Mortgage Investors, Inc. (the "Company"), a Delaware corporation, with its principal place of business in Jacksonville, Florida, is a wholly-owned limited-purpose finance company of Merrill Lynch Credit Corporation ("MLCC"), a Delaware corporation, which is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc., a Delaware corporation. The Company has authorized the issuance and sale of Asset Backed Certificates having aggregate outstanding principal balances of up to approximately $__________________ (such certificates evidencing interests in pools of mortgage related assets, the "Certificates"). The Certificates may be issued in various series, and, within each series, in one or more classes, and, within each class, in one or more sub-classes, in one or more offerings on terms determined at the time of sale (each such series, a "Series" and each such class, a "Class"). Each Series of the Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") with respect to such Series among the Company, as seller, MLCC, as master servicer or servicer, to be identified in the prospectus supplement for each such Series (the "Master Servicer" and "Servicer", respectively) and a trustee to be identified in the prospectus supplement for each such Series (the "Trustee"). The Certificates of each Series will evidence specified interests in separate pools (each, a "Mortgage Pool") of mortgage related assets, including residential first mortgage loans and home equity revolving credit line mortgage loans (the "Mortgage Loans") and certain other property held in trust with respect to such Series (each, a "Trust Fund"). The form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement (hereinafter defined).

     With respect to a Series of Certificates, the Certificates are more fully described in a Prospectus and Prospectus Supplement (hereinafter defined) which the Company has furnished to you. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement. The term "you" as used herein, unless the context otherwise requires, shall mean you and such persons, if any, as are named as co-managers in the applicable Terms Agreement (defined below).

     Each offering of Certificates pursuant to this Agreement will be made through you or through an underwriting syndicate managed by you. When the Company determines to make an offering of Certificates it will enter into an agreement (the "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriter," which term shall include you whether acting alone in the sale of Certificates or as a member of an underwriting syndicate). The Terms Agreement relating to each offering of Certificates shall specify, among other things, the principal amount or amounts of Certificates to be issued, the price or prices at which the Certificates are to be purchased by the Underwriter from the Company and the initial public offering price or prices or the method by which the price or prices at which such Certificates are to be sold will be determined. A Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Certificates will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriter or Underwriters participating in the offering of such Certificates.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. _____________) relating to the Certificates, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof and as shall be required after the effective date thereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). Such registration statement, as amended at the time it became effective under the 1933 Act and at the Representation Date (defined below), is referred to herein as the "Registration Statement". The base prospectus relating to the sale of a particular Series of Certificates by the Company is referred to herein as the "Basic Prospectus," and a supplement to the Prospectus contemplated by
Section 4(a) hereof is referred to herein as a "Prospectus Supplement". The Basic Prospectus and the related Prospectus Supplement are collectively referred to as the "Prospectus".

     SECTION 1.  Representations and Warranties.  (a) The Company
                 ------------------------------
represents and warrants to, and agrees with, you as of the date hereof, and to the Underwriters, if any, named in the Terms Agreement, all as of the date of such Terms Agreement (in each case, the "Representation Date"), as follows:

          (1) The Registration Statement, at the time the Registration Statement became effective did, and the Registration Statement and the Prospectus as of the applicable Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, at the time it became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as amended or supplemented as of the applicable Representation Date, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
     (i) any statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus or (ii) information in any "Computational Materials" or "Structural Term Sheets" (each as hereinafter defined) provided by the Underwriter to the Company pursuant to Section 6 except to the extent that the information set forth therein is based on or constitutes "Pool Information". As used herein, Pool Information means information with respect to the characteristics of the Mortgage Loans as provided by, or on behalf of, the Company or MLCC to the Underwriter in final form and set forth in the Prospectus Supplement. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed.

          (2) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the applicable Pooling and Servicing Agreement, and with respect to a Series of Certificates, the Certificates and the applicable Terms Agreement;
     and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the owner-ship or lease of its properties or the conduct of its business requires such qualification.

          (3) The Company is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Company or which might materially and adversely affect the properties or assets thereof.

          (4) The execution and delivery by the Company of this Agreement, the applicable Terms Agreement and the applicable Pooling and Servicing Agreement are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and with respect to a Series of Certificates, neither the issu-ance and sale of the Certificates to the Underwriter, nor the execution and delivery by the Company of this Agreement and the related Pooling and Servicing Agreement, nor the consummation by the Company of the transactions therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties or the restated certificate of incorporation or by-laws of the Company, or any of the provisions of any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (5) This Agreement has been, and the applicable Terms Agreement when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally, (b) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

          (6) The applicable Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been duly authorized, executed and delivered by the Company, and will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject
     (a) to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (7) As of the Closing Time (as defined in Section 3 below) with respect to a Series of Certificates, the Certificates will have been duly and validly authorized by the Company, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

          (8) There are no actions, proceedings or investigations now pending against the Company or, to the knowledge of the Company, threatened against the Company, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement or with respect to a Series of Certificates, the Certificates, (ii) seeking to prevent the issuance of such Certificates or the consummation of any of the transactions contemplated by this Agreement or such Pooling and Servicing Agreement, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or such Certificates or (iv) seeking to adversely affect the federal income tax attributes of such Certificates described in the Prospectus and the related Prospectus Supplement.

          (9) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the applicable Pooling and Servicing Agreement or the applicable Terms Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

          (10) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Company has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

          (11) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business.

          (12) As of the Closing Time, the Company (i) will have good and marketable title to the Mortgage Loans being transferred by it to the Trustee pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the applicable Pooling and Servicing Agreement, (ii) will not have assigned to any person any of its right, title or interest in such Mortgage Loans or in such Pooling and Servicing Agreement and (iii) will have the power and authority to sell such Mortgage Loans to the Trustee, and upon the execution and delivery of the applicable Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Company's right, title and interest in and to the Trust Balance (as defined in the applicable Pooling and Servicing Agreement) of the Mortgage Loans except to the extent disclosed in the Prospectus and upon delivery to the Underwriter of the Certificates and payment by the Underwriter for the Certificates the Underwriter will have title to the Certificates, in each case free of Liens except to the extent permitted by the applicable Pooling and Servicing Agreement.

          (13) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement and with respect to a Series of Certificates, the execution, issuance, delivery and sale of the Certificates which have become due or will be due on or prior to the Closing Time shall have been or will be paid on or prior to the Closing Time.

          (14) As of the Closing Time, with respect to a Series of Certificates, each of the Mortgage Loans will have the characteristics described in the Prospectus Supplement.

          (15) Neither the Company nor the Trust Fund created by the applicable Pooling and Servicing Agreement will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (16) The transfer of the Trust Balances of the Mortgage Loans to the Trustee at the Closing Time will be treated by the Company as a sale of assets, and not as a pledge of assets to secure debt, for federal income tax and financial reporting purposes.

          (17) At the Closing Time, with respect to a Series of Certificates, the Certificates shall have received the certificate ratings specified in the Prospectus.

          (18) At the Closing Time, with respect to a Series of Certificates, each of the representations and warranties of the Company set forth in the applicable Pooling and Servicing Agreement will be true and correct.

          (19) As of the Closing Time, with respect to a Series of Certificates, any corporate guaranty relating to, among other things, the obligations of the Master Servicer or Servicer to make advances (a "Guaranty") will have been duly and validly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, the guarantor (the "Guarantor"), subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and as to enforceability to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law).

     (b) MLCC represents and warrants to, and agrees with, you as of the date hereof, and to the Underwriters, if any, named in the Terms Agreement, all as of the Representation Date, as follows:

          (1) MLCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement.

          (2) This Agreement has been, and the applicable Pooling and Servicing Agreement and Terms Agreement when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by MLCC, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against MLCC in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally, (b) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

          (3) The execution, delivery and performance of this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of MLCC and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of MLCC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease, pooling and servicing agreement or other instrument to which MLCC is a party or by which it may be bound, or to which any of the property or assets of MLCC is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of MLCC or to the best knowledge of MLCC, any applicable law, administrative regulation or administrative or court order or decree, except for conflicts, violations, breaches and defaults which would not, individually or in the aggregate, be materially adverse to MLCC or materially adverse to the transactions contemplated by this Agreement.

          (4) There are no actions, proceedings or investigations now pending against MLCC or, to the knowledge of MLCC, threatened against MLCC, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the applicable Pooling and Servicing Agreement, (iii) which might materially and adversely affect the performance by MLCC of its obligations under, or the validity or enforceability of, this Agreement or the Certificates or (iv) seeking to adversely affect the federal income tax attributes of the Certificates described in the Prospectus and the related Prospectus Supplement.

          (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the business, properties, financial condition or earnings of MLCC, whether or not arising in the ordinary course of business.

          (6) MLCC possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and MLCC has not received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the business, properties, financial condition or earnings of MLCC.

     (c) The Underwriter represents and warrants to, and agrees with, the Company and MLCC as of the date hereof and as of the Representation Date that the Underwriter has complied and will comply with all of its obligations arising under Section 6 and, with respect to the Computational Materials and Structural Term Sheets provided by the Underwriter to the Company pursuant to
Section 6, such Computational Materials and Structural Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials and Structural Term Sheets, except for any errors therein attributable to errors or mistakes in the Pool Information). The Computational Materials and Structural Term Sheets provided by the Underwriter to the Company constitute a complete set of all Computational Materials and Structural Term Sheets required to be filed with the Commission pursuant to the No-Action Letters.

     The Company shall not be deemed to have made the representations and warranties contained in clause (a)(19) to the extent you have received representations and warranties from the applicable Guarantor, if any, as to the matters covered in such clause in a certificate in form satisfactory to your counsel and delivered to you at the applicable Closing Time.

     Any certificate signed by any officer of the Company or MLCC and delivered to you or your counsel in connection, with respect to a Series of Certificates, with the sale of the Certificates shall be deemed a representation and warranty by the Company or MLCC as to the matters covered thereby.

     SECTION 2.  Purchase and Sale.  The commitment of the Underwriter to
                 -----------------
purchase Certificates pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, at the price for the Certificates set forth in the applicable Terms Agreement, the Certificates.

     SECTION 3.  Delivery and Payment.  Payment of the purchase price for,
                 --------------------
and delivery of, the Certificates to be purchased by the Underwriter shall be made at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, or at such other place as shall be agreed upon by you and the Company, at such time or date as shall be agreed upon by you and the Company in the applicable Terms Agreement (each such time and date being referred to as the "Closing Time"). Unless otherwise specified in the applicable Terms Agreement, payment shall be made to the Company, at the option of the Company, either (a) by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, or (b) in immediately available Federal funds wired to such bank as may be designated by the Company; provided, however, that if payment is made in immediately available Federal funds, the Company shall simultaneously reimburse the Underwriter for the cost to the Underwriter of such funds, based on the Underwriter's cost of borrowing such funds for one day at their most favorable commercial paper rate at the Closing Time. Such Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Time. Such Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the Closing Time.


     SECTION 4.  Covenants of the Company and MLCC.  The Company and MLCC
                 ---------------------------------
covenant with you as follows:

          (a) Contemporaneously with the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Certificates covered thereby, the price or prices at which the Certificates are to be purchased by the Underwriter from the applicable Trust, either the initial public offering price or prices or the method by which the price or prices by which the Certificates are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriter as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates by you, any event shall occur or condition exists as a result of which it is neces-sary, in the opinion of your counsel, counsel for the Company, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is deliv-ered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriter as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

          (c) The Company will give you reasonable notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

          (d) The Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document, other than quarterly and annual reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"),
     (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Basic Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement of any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) The Company will deliver to you as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (f) The Company will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

          (g) The Company will use the net proceeds received by it from the sale of the Certificates in the manner specified in the Prospectus Supplement under the heading "Use of Proceeds".

          (h) The Company will file the Computational Materials and Structural Term Sheets provided to it by the Underwriter under Section 6 with the Commission pursuant to a Current Report on Form 8-K not later than 10:00 a.m. on the day the Prospectus is delivered to the Underwriter or, in the case of any Collateral Term Sheet required to be filed pursuant to the No-Action Letters, not later than the second business day following the first day on which the Collateral Term Sheet has been sent to a prospective investor; provided, however, that as a condition to the filing of the Computational Materials and Structural Term Sheets by the Company, the Company must receive a letter from a firm of independent certified public accountants, which letter shall be satisfactory in form and substance to the Company, MLCC and their counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they have determined the accuracy in all material respects of the numerical and financial information included in the Computational Materials and Structural Term Sheets provided by the Underwriter to the Company for filing with the Commission.

          (i) If required, the Master Servicer or Servicer will file with the Commission a Report on Form 8-K within 15 days of the Closing Time setting forth certain information concerning the Mortgage Loans which was not specifically set forth in the Prospectus.

          (j) Between the date of the applicable Terms Agreement and the later of the termination of any trading restrictions or the Closing Time with respect to the Certificates, the Company will not, without your prior written consent, directly or indirectly, publicly sell, or offer to sell, any mortgage pass-through certificates, mortgage pass-through notes, collateralized mortgage obligations or asset-backed securities or similar securities representing interests in or secured by mortgage loans or mortgage-backed securities.

     SECTION 5.  Payment of Expenses.  The Company and MLCC jointly will
                 -------------------
be obligated to pay all expenses incident to the performance of their obligations under this Agreement and the applicable Terms Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of this Agreement, the applicable Terms Agreement, any agreements among Underwriters, any Legal Investment Memorandum and any selling agreements and Underwriters' questionnaires and powers of attorney,
(iii) the preparation, issuance and delivery of the Certificates to the Underwriter, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Certificates under state securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment, including filing fees, and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Memorandum, (vi) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, hereinabove stated, of copies of the Registration Statement, and Prospectus and all amendments and Supplements thereto, and of any Blue Sky Survey and Legal Investment Memorandum, (vii) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, of copies of the applicable Pooling and Servicing Agreement, (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses, if any, incurred in connection with the listing of the Certificates on any national securities exchange, (x) any fees and expenses incurred with respect to the National Association of Securities Dealers, Inc., including the fees and disbursements of counsel for the Underwriter in connection therewith and (xi) the fees and expenses of the Trustee and its counsel. Reimbursement of the expenses specified in clause
(iv) of the Section 5 may be made by the Underwriter to the Company. The cost of the accountant's comfort letter referred to in Section 4(h) will be an expense of the Underwriter.

     If this Agreement and the applicable Terms Agreement are terminated by the Underwriter in accordance with the provisions of Section 7 or Section 11(i), the Company and MLCC shall jointly be obligated to reimburse the Underwriter for all out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 6.  Computational Materials, Collateral Term Sheets and
                 ---------------------------------------------------
Structural Terms Sheets.      It is understood that you may prepare and
-----------------------
provide to prospective investors certain Computational Materials, Collateral Term Sheets and Structural Term Sheets in connection with your offering of the Certificates, subject to the following conditions:

          (a) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. The Underwriter shall comply with all applicable laws and regulations in connection with the use of Collateral Terms Sheets and Structural Term Sheets, including the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

          (b) As used herein, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared and delivered to prospective investors by or at the direction of the Underwriter. As used herein, "Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter, but shall include
     (i) only those Structural Term Sheets that have been prepared and delivered to prospective investors by or at the direction of the Underwriter and (ii) only those Collateral Term Sheets that have been prepared by the Company or the Underwriter and delivered to prospective investors by or at the direction of the Underwriter.


	 (c) The Underwriter shall provide to the Company copies (in such format as required by the Company) of all Computational Materials and Structural Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide to the Company copies of the foregoing in a consolidated or aggregated form, including all information required to be filed. All Computational Materials and Structural Term Sheets must be provided to the Company by the Underwriter not later than 10:00 a.m. on the first business day prior to the day on which the filing of such materials is to be made with the Commission.

          (d)(i) All Computational Materials and Structural Term Sheets provided to prospective investors by the Underwriter that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page substantially in the following form:

          "Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy."

          The statement referenced in the above paragraph shall be substantially in the following form:

          "The attached tables and other statistical analyses (the "Computational Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and not by the issuer of the securities or any of its affiliates. The issuer of these securities has not prepared or taken part in the preparation of these materials. Neither Merrill Lynch, the issuer of the securities nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable Prospectus Supplement and by any other information subsequently filed with the Securities and Exchange Commission. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

          Numerous assumptions were used in preparing the Computational Materials which may or may not be stated therein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

          Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average
          lives.    In addition,  it  is  probable  that prepayments  on  the
          underlying assets will occur  at rates  slower or  faster  than the
          rates assumed  in the attached Computational  Materials.   Furthermore
	  , unless  otherwise provided,  the  Computational  Materials assume
          no  losses  on the underlying   assets  and  no  interest  shortfall.
          The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and structure of any security described in the Computational Materials are subject to change prior to issuance.

          Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitations or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Computational Materials on any matter discussed in this communication. The information contained in these Computational Materials will be superseded by the description of the mortgage loans and the other information contained in the final prospectus supplement and prospectus relating to the securities discussed in this communication. A final prospectus and prospectus supplement may be obtained by contacting the Merrill Lynch Trading Desk at
          (212) 449-3659.

          Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

          If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail."

               (ii) In the case of Collateral Term Sheets, such legend shall also include a statement in substantially the following form:



          "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES AND SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE COLLATERAL POOL PREVIOUSLY PROVIDED BY MERRILL LYNCH."

     Notwithstanding the foregoing legends, this subsection (d) shall be satisfied if all Computational Materials, Structural Term Sheets and Collateral Term Sheets bear a legend in a form or forms previously approved in writing by the Company.

          (e) The Company shall not be obligated to file any Computational Materials or Structural Term Sheets that have been determined to contain any material errors or omissions; provided, however, that, at the request of the Underwriter, the Company shall file Computational Materials or Structural Term Sheets containing material errors or omissions if clearly marked "superseded by materials dated ____________" and accompanied by corrected Computational Materials or Structural Term Sheets that are marked "these materials supersede and correct the materials dated ____________."

     SECTION 7.  Conditions to the Obligations of the Underwriter.  The
                 ------------------------------------------------
obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and MLCC herein contained, to the performance by the Company and MLCC of their obligations hereunder, and to the following further conditions:

          (a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Certificates shall have received the rating or ratings specified in the applicable Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus at the time it was required to be delivered to a purchaser of the Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b) The Company shall have delivered to you a certificate, dated the Closing Time, signed by the president, vice president or an assistant vice president of the Company to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Time with the same effect as if made on the Closing Time, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time,
     (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company's knowledge, threatened as of the Closing Time, and (iv) nothing has come to his/her attention that would lead him/her to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) You shall have received from Brown & Wood LLP, counsel for the Company, a favorable opinion, dated the Closing Time and satisfactory in form and substance to counsel for the Underwriter, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement.


               (ii) To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               (iii) The Registration Statement as of its effective date and the Prospectus as of and at the Closing Time (other than numerical, financial and statistical data contained in the Prospectus as to which counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

               (iv) The conditions to the use by the Company of a registration statement on Form S-3 to Form S-ll under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

               (v) To the best of the knowledge and information of such counsel, there are no material contracts, indentures, or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

               (vi) This Agreement and the applicable Terms Agreement have each been duly and validly authorized, executed and delivered by the Company.

              (vii) The applicable Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and, as to enforceability, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

             (viii) The direction by the Company to the Trustee to execute, issue, countersign and deliver the Certificates has been duly authorized by the Company and the Certificates, assuming that they have been duly and validly authorized, executed, issued, countersigned and delivered by the Trustee as specified in such Pooling and Servicing Agreement, will be validly issued and outstanding and entitled to the benefits of such Pooling and Servicing Agreement.

               (ix) The statements in the Prospectus Supplement under the headings "Summary of Terms of the Offered Certificates-- Certain Federal Income Tax Consequences", "Summary of Terms of the Offered Certificates -- ERISA Considerations", "Certain Federal Income Tax Consequences", "State Taxes", "ERISA Considerations" and the first and second paragraphs under the heading "Special Considerations and Risk Factors -Other Legal Considerations", to the extent that they constitute matters of New York or Federal law or legal conclusions with respect thereto, provide a fair summary of such law or conclusions.

               (x) The applicable Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

               (xi) Neither the Company nor the Trust Fund is an "investment company" or under the "control" of any "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

              (xii) To the best of the knowledge and information of such counsel, no consent, approval, authorization or order of any court or governmental agency or body of the United States is required for the consummation by the Company of the transactions contemplated by the terms of this Agreement, the applicable Terms Agreement or Pooling and Servicing Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Certificates, such other approvals as have been obtained and except to the extent that the failure to obtain such consents or approvals would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated by the applicable Pooling and Servicing Agreement, this Agreement or the applicable Terms Agreement.

              (xiv) To the best of the knowledge and information of such counsel, such counsel is not aware of any material legal or governmental proceedings pending or threatened (A) asserting the invalidity of the applicable Pooling and Servicing Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation by the Company of any of the transactions contemplated by this Agreement, the applicable Terms Agreement or Pooling and Servicing Agreement, or (C) which might materially and adversely affect the performance by the Company of its obligations under this Agreement, the applicable Terms Agreement or Pooling and Servicing Agreement.

               (xv) The sale of the Certificates to the Underwriter pursuant to this Agreement and the consummation of any of the transactions contemplated by the terms of the applicable Pooling and Servicing Agreement, the applicable Terms Agreement or this Agreement do not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or, to the knowledge of such counsel, any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company except for conflicts, violations, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by the applicable Pooling and Servicing Agreement, this Agreement or the applicable Terms Agreement.

          Such counsel shall state that it has participated in conferences with officers and other representatives of the Company, your counsel, representatives of the independent accountants for the Company and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraph (ix) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Company), nothing has come to their attention that leads such counsel to believe that either the Registration Statement, at the time it became effective, or the Prospectus at the time the Prospectus was delivered to you contained or at the Closing Time, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial and statistical data included in or incorporated by reference into the Registration Statement or the Prospectus.

          Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company, and (c) may be qualified as an opinion only on the laws of the State of New York, the corporation law of the State of Delaware, and the federal law of the United States and the Employee Retirement Income Security Act of 1974, as amended.

          (d) In addition, the Underwriter shall have received from such counsel a letter authorizing the Underwriter to rely upon any opinions delivered by such counsel to each Rating Agency rating the Certificates in connection with the transactions contemplated by this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement.

          (e) The Servicer shall have delivered to you a certificate, dated the Closing Time, signed by the president, a vice president or an assistant vice president of the Servicer to the effect that the signer of such certificate has carefully examined this Agreement and that the representations and warranties of the Servicer in this Agreement are true and correct in all material respects at and as of the Closing Time with the same effect as if made on the Closing Time.

          (f) You shall have received from counsel to the Servicer (who may be an employee of the Servicer), a favorable opinion, dated the Closing Time and satisfactory in form and substance to counsel for the Underwriter, to the effect that:

               (i) The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement.

               (ii) This Agreement and the applicable Terms Agreement have each been duly and validly authorized, executed and delivered by the Servicer.

              (iii) The applicable Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Servicer and constitutes a valid, legal and binding agreement of the Servicer, enforceable against the Servicer in accordance with its terms subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and, as to enforceability, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

               (iv) To the best of such counsel's knowledge, no consent, approval, authorization or order of any court or governmental agency or body of the United States is required for the consummation by the Servicer of the transactions contemplated by the terms of this Agreement, the applicable Terms Agreement or Pooling and Servicing Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Certificates, such other approvals as have been obtained and except to the extent that the failure to obtain such consents or approvals would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated by the applicable Pooling and Servicing Agreement, this Agreement or the applicable Terms Agreement.

               (v) The issuance and delivery of the Certificates, the consummation by the Servicer of any other of the transactions contemplated by the terms of the applicable Pooling and Servicing Agreement, the applicable Terms Agreement or this Agreement, or the fulfillment by the Servicer of the terms of such Pooling and Servicing Agreement, the applicable Terms Agreement or this Agreement do not conflict with or result in a breach or violation of any term or provision of, or constitute a default under, the certificate of incorporation or by-laws of the Servicer, or any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound, or, to the knowledge of such counsel, any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer and do not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Servicer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Servicer is a party or by which the Servicer may be bound or to which any of the property or assets of the Servicer may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Servicer or materially adverse to the transactions contemplated by the applicable Pooling and Servicing Agreement, this Agreement or the applicable Terms Agreement.

               (vi) To the best of such counsel's knowledge, such counsel is not aware of any material legal or governmental proceedings pending or threatened (A) asserting the invalidity of the applicable Pooling and Servicing Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation by the Servicer of any of the transactions contemplated by this Agreement, the applicable Terms Agreement or Pooling and Servicing Agreement, or (C) which might materially and adversely affect the performance by the Servicer of its obligations under this Agreement, the applicable Terms Agreement or Pooling and Servicing Agreement.

              (vii) The Servicer is duly authorized under applicable statutes, laws, regulations and court decisions to conduct in the various jurisdictions in which it does business the business therein currently conducted by it, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business, properties, financial condition or earnings of the Servicer.

             (viii) The Servicer is not in violation of its certificate of incorporation or by-laws or, to the best of such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Servicer is a party or by which it or its properties may be bound, which default might result in any material adverse change in the business, properties, financial condition or earnings of the Servicer.

          Such opinion (a) may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the applicable Terms Agreement and Pooling and Servicing Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Servicer, and (c) may be qualified as an opinion only on the laws of the State of New York and the general corporation law of the State of Delaware.

          (g) You shall have received the favorable opinion of counsel for the Trustee (who may be an employee of the Trustee), dated the Closing Time and satisfactory in form and substance to counsel for the Underwriter, to the effect that:

               (i) The Trustee has full power and authority to execute and deliver the applicable Pooling and Servicing Agreement and to perform its obligations thereunder.

               (ii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the applicable Pooling and Servicing Agreement.

              (iii) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Trustee of the applicable Pooling and Servicing Agreement.

          (h) You shall have received the favorable opinion, dated the Closing Time, of counsel for the Underwriter with respect to the issue and sale of the Certificates, the Registration
     Statement, this Agreement, the applicable Terms Agreement, the Prospectus and such other related matters as you may require.

          (i) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the business, properties, financial condition or earnings of the Company or MLCC.

          (j) At the Closing Time you shall have received from independent certified public accountants acceptable to you, a letter, dated as of the date of the applicable Terms Agreement and as of the applicable Closing Time, delivered at such times, in the form heretofore agreed to.

          (k) At the Closing Time you shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated as of the Closing Time, as to the due acceptance of the applicable Pooling and Servicing Agreement by the Trustee and the due execution and delivery of the Certificates delivered by the Trustee thereunder and such other matters as you shall reasonably request.

          (l) At the Closing Time, the Certificates shall have received the certificate rating or ratings specified in the Prospectus Supplement.

          (m) At the Closing Time counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company or MLCC in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (n) At the Closing Time the Company and MLCC shall have furnished to the Underwriter such further information and documents as the Underwriter may have reasonably requested.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Underwriter by notice to the Company and MLCC at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.



     SECTION 8.  Indemnification.  (a)  As an inducement to the
                 ---------------
Underwriter to participate in the public offering of the Certificates, the Company and MLCC jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless (A) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or (B) such untrue statement or omission or alleged untrue statement or omission relates to information in any Computational Materials or Structural Term Sheets provided by the Underwriter to the Company pursuant to Section 6 (except to the extent that any untrue statements or errors contained therein are based on or constitute Pool Information);

                   (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency, or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, if such settlement is effected with the written consent of the Company and MLCC; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above.



     (b) The Underwriter agrees to indemnify and hold harmless the Company and MLCC, their respective directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company and MLCC within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and MLCC by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (ii) information in any Computational Materials or Structural Term Sheets provided by the Underwriter to the Company pursuant to Section 6 (except to the extent that any untrue statements or errors contained therein are based on or constitute Pool Information). This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 9.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and MLCC on the one hand and the Underwriter, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses, as incurred, of the nature contemplated by said indemnity agreement incurred by the Company, MLCC and the Underwriter, in such proportions as will reflect the relative benefits from the sale of the Certificates received by the Company and MLCC on the one hand and the Underwriter, on the other, taking into account the portion of the proceeds of such sale realized by each, and the relative benefits shall be deemed to be such that the Underwriter is responsible for that portion of the aggregate losses, liabilities, claims, damages and expenses represented by the percentage that the underwriting discount on the cover of the Prospectus bears to the initial public offering price as set forth thereon, and the Company and MLCC shall be jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter and each director of the Company and MLCC, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company and MLCC within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and MLCC.

     SECTION 10.  Representations, Warranties and Agreements to Survive
                  -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in
--------
this Agreement or contained in certificates of officers of the Company or MLCC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person thereof or by or on behalf of the Company and MLCC, and shall survive delivery of the Certificates to the Underwriter.

     SECTION 11.  Termination.  This Agreement may be terminated for any
                  -----------
reason at any time by either the Company and MLCC or you upon the giving of thirty days' notice of such termination to the other parties hereto. You may also terminate the applicable Terms Agreement, immediately upon notice to the Company and MLCC, at any time at or prior to the Closing Time (i) if there has been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, earnings, affairs or business of either the Company or MLCC, whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Certificates to be purchased pursuant to the Terms Agreement, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market such Certificates or enforce contracts for the sale of such Certificates, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Section 5, the indemnity agreement set forth in Section 8, the contribution provisions set forth in Section 9, and the provisions of Sections 10 and 13 shall remain in effect.

     SECTION 12.  Notices.  All notices and other communications hereunder
                  -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at World Financial Center, North Tower, New York, New York 10281-1201, attention Syndicate Department; notices to the Company and MLCC shall be directed to Merrill Lynch Credit Corporation at 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484, attention of the General Counsel.

     SECTION 13.  Parties.  This Agreement and the applicable Terms
                  -------
Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and MLCC, and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the applicable Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14.  Governing Law and Time.  This Agreement and the
                  ----------------------
applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     SECTION 15.  Counterparts.  This Agreement and the applicable Terms
                  ------------
Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

                                  *  *  *  *


     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and MLCC a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter, the Company and MLCC in accordance with its terms.

                              Very truly yours,

                              MLCC MORTGAGE INVESTORS, INC.


                              By:
                                   ---------------------------------------
                                   Name:
                                   Title:


                              MERRILL LYNCH CREDIT CORPORATION


                              By:
                                   ---------------------------------------
                                   Name:
                                   Title:


CONFIRMED AND ACCEPTED, as of
the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
     ------------------------------
     Name:
     Title:

                                  EXHIBIT A
                                  ---------

                        MLCC MORTGAGE INVESTORS, INC.

           ML Revolving Home Equity Loan Asset Backed Certificates,
                                Series 199_-_


                               Terms Agreement
                 --------------------------------------------


                                        _____, 199_


To: MLCC Mortgage Investors, Inc., as seller (the "Seller") under the Pooling and Servicing Agreement dated as of _______, 199_ (the "Pooling and Servicing Agreement").

Re:       Underwriting Agreement, dated ________, 199_ (the
          "Agreement").


Series Designation:
------------------




     ML Revolving Home Equity Loan Asset Backed Certificates, Series
     199_-_.


Terms of the Certificates and Underwriting Compensation:
-------------------------------------------------------

               Original
               Principal           Pass-Through        Price to
Type (1)       Amount                 Rate              Public
--------       ----------          ------------        --------

                    *                                    **
___________

(1)  The ________ Certificates are the Offered Certificates.

*    Approximate.  Subject to permitted variance of plus or minus 5%.

** The ________ Certificates are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.




Certificate Rating:
------------------

                         Moody's             Standard &
Type of                  Investors           Poor's
Certificate              Service             Ratings Group
-----------              -------             -------------


Trust Fund:
----------

     As described in the Prospectus Supplement.


Credit Enhancement:
------------------

     Payments on the Investor Certificates will be supported by a certificate insurance policy and by the limited subordination of the Seller Interest, as described in the Prospectus Supplement.

Cut-off Date:
------------

     _______, 199_.


Distribution Date:
-----------------

     The 25th day of each month or the first Business Day thereafter commencing in _____, 199_.




Purchase Price:
--------------



     The purchase price payable by the Underwriter for the       ________
Certificates is as follows:


          Aggregate Original  Percentage of
Type      Principal Amount    Principal Amount        Rate
-----     ----------------    ----------------    ------------

                                   *



* The _________ Certificates are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.



                                *   *   *   *


Closing Date and Location:
--------------------------

     _____, 199_ at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048.


                         MERRILL LYNCH & CO.,
                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                    INCORPORATED


                         By:_________________________________
                         Name:
                         Title:


ACCEPTED:

MLCC MORTGAGE INVESTORS, INC.



By:_________________________
Name:
Title: